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                                                                    EXHIBIT 23.3




          CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (File Numbers 33-96242, 333-4658, and 33-90624) and on Form S-3 (File Number 333-24691) of DeepTech International Inc. ("DeepTech") of our reserve report dated as of June 30, 1997, and to all references to our firm appearing in this Annual Report on Form 10-K of DeepTech for the fiscal year ended June 30, 1997.



                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ FREDERIC D. SEWELL
                                           ----------------------------------
                                           Frederic D. Sewell
                                           President





Dallas, Texas
September 25, 1997